CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on:

    o Form S-3 Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-52281,
               33-54093, 33-62903, 33-63663, 333-04809, 333-12439 and 333-27155;

    o Form S-8 Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-28110, 33-43883,
               33-21099, 33-29711, 33-47437, 33-39025, 33-40469, 33-38109,
               33-50206, 33-51353, 33-39985, 33-51769, 33-51783, 33-52027,
               33-52029, 33-64985, 333-02809, 333-02811, 333-12697 and
               333-25603; and

    o Form S-4 Nos. 33-37089, 33-25532 and 33-51201

of Travelers Group Inc. of our report dated March 13, 1997, relating to the consolidated statement of financial position of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Salomon Inc for the year ended December 31, 1996.





                                         /s/ ARTHUR ANDERSEN LLP


New York, New York
September 25, 1997